Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Horizon Quantum Holdings Pte Ltd

29 Media Cir. #05-22

Singapore, 138565

We hereby consent to the incorporation by reference in this Amendment No. 1 to Form F-4 to be filed on or about January 29, 2026 of our report dated October 21, 2025, relating to the individual financial statements of Rose Holdco Pte Limited, incorporated by reference in the Registration Statement for the period ended 31 August 2025.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

January 29, 2026